UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2003

FIRSTSERVICE CORPORATION
(Exact name of Registrant as specified in its charter)

Commission file number 0-24762

Ontario, Canada (Jurisdiction of incorporation)	Not Applicable (I.R.S. employer identification no.)

1140 Bay Street, Suite 4000 Toronto, Ontario, Canada (Address of Principal Executive Offices)	M5S 2B4 (Postal code)

Registrant's telephone number, including area code: 416-960-9500

Not Applicable
(Former Name or Former Address, if changed since last report)

ITEM 12. QUARTERLY RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is being furnished under Item 12 of Form 8-K: On July 22, 2003, FirstService Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The following table provides a reconciliation of EBITDA, as used in the attached press release, to operating earnings and should be read in conjunction with the Note to the Condensed Consolidated Statements of Earnings in the attached press release.

	Three months ended June 30
	2003	2002
	(in thousands of US dollars)
EBITDA	$17,108	$18,510
Less: depreciation and amortization	(3,850)	(3,201)

Equals: operating earnings	13,258	15,309

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSERVICE CORPORATION
July 22, 2003	/s/ JOHN B. FRIEDRICHSEN John B. Friedrichsen Senior Vice President and Chief Financial Officer